Exhibit 99.7

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On August 24, 2007, pursuant to the Agreement and Plan of Merger dated May 14, 2007 by and among Nuance Communications, Inc., (“Nuance” or “the Company”), Vicksburg Acquisition Corporation (a wholly owned subsidiary of Nuance Communications, Inc.), and Voice Signal Technologies, Inc. (“VoiceSignal”), the Company acquired VoiceSignal for total purchase consideration of approximately $318.2 million including $210.0 million in cash, estimated transaction costs of $17.3 million and 5.8 million shares of Nuance common stock valued at $15.57 per share. Shares of Nuance common stock issued in the acquisition were valued in accordance with Emerging Issues Task Force (EITF) Issue 99-12; Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination (“EITF 99-12”) . The merger consideration was paid to VoiceSignal stockholders in accordance with the terms of the merger agreement.

On August 24, 2007, pursuant to the Stock Purchase Agreement dated June 21, 2007 by and among Nuance, AOL LLC, and Tegic Communications, Inc. (“Tegic”), Nuance acquired Tegic for total purchase consideration of approximately $269.3 million in cash, including approximately $4.3 million of transaction costs.

On March 26, 2007, pursuant to a Share Purchase Agreement dated March 13, 2007, Nuance Communications, Inc. acquired Bluestar Resources Limited (“Bluestar”), the parent of Focus Enterprises Limited and Focus Infosys India Private Limited. Under the purchase agreement the aggregate consideration consists of approximately $54.5 million in cash and the assumption of approximately $2.1 million of debt.

On March 31, 2006, pursuant to the Agreement and Plan of Merger dated as of February 8, 2006, Nuance acquired Dictaphone Corporation (“Dictaphone”) in exchange for approximately $359.2 million plus the return of certain cash on Dictaphone’s balance sheet, as defined in the merger agreement with Dictaphone. At the effective time of the merger, each share of common stock of Dictaphone converted into the right to receive the per share merger consideration.

On August 7, 2007, Nuance entered into a purchase agreement (the “Purchase Agreement”) with Citigroup Global Markets, Inc. and Goldman, Sachs & Co. (the “Initial Purchasers”) to offer and sell $220 million aggregate principal amount of its 2.75% Senior Convertible Debentures due 2027 (the “Debentures”), plus up to an additional $30 million aggregate principal amount of such debentures at the option of the Initial Purchasers to cover over-allotments, if any, in a private placement to the Initial Purchasers for resale to qualified institutional buyers pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Act”), afforded by Section 4(2) of the Act and Rule 144A under the Act. On August 13, 2007, Nuance closed the sale of $250 million aggregate principal amount of the Debentures, including the exercise of the Initial Purchasers’ over-allotment option in full.

On August 24, 2007, Nuance entered into an Increase Joinder dated as of August 24, 2007 (the “Increase Joinder”) with UBS AG, Stamford Branch, as administrative agent, Citigroup North America, as syndication agent, Lehman Commercial Paper Inc. and Goldman Sachs Credit Partners L.P., as co-documentation agents, Citigroup Global Markets Inc. and Lehman Brothers Inc., as joint lead arrangers, Citigroup Global Markets Inc., Lehman Commercial Paper Inc. and Goldman Sachs Credit Partners L.P., as joint bookrunners, Banc of America Securities LLC as co-arranger, and Citicorp North America, Inc., Lehman Commercial Paper Inc., Goldman Sachs Credit Partners L.P., and Bank of America, N.A., as lenders. The Increase Joinder amended Nuance’s existing credit agreement entered into on March 31, 2006 and amended and restated on April 5, 2007 (the “Existing Credit Agreement”) to provide for incremental terms loans in the amount of $225 million (“Incremental Credit Facility”). The term loans under the Incremental Credit Facility increase the outstanding term loans under the Existing Credit Agreement from $440.3 million to a total of $665.3 million. The existing term loans and the term loans under the Incremental Credit Facility amortize, at a rate of 1.0% of the principal amount on an annual basis, payable quarterly, with the balance due at maturity in March 2013. The Increase Joinder also provided for an increase in the interest rates applicable to all term loans of 0.25% so that the term loans now bear interest at a rate equal to a new applicable margin plus, at our option, either (a) the base rate (which is the higher of the corporate base rate of UBS AG, Stamford Branch, or the federal funds rate plus 0.50% per annum) or (b) LIBOR (determined by reference to the British Bankers’ Association Interest Settlement Rates for deposits in U.S. dollars). The applicable margin for borrowings now ranges from 0.75% to 1.50% per annum with respect to base rate borrowings and from 1.75% to 2.50% per annum with respect to LIBOR-based borrowings, depending upon our leverage ratio. The Existing Credit Agreement also provides for a $75 million revolving credit facility due in March 2012. The interest rates for the revolving credit facility remain unchanged. The additional funds received by Nuance under the Incremental Credit Facility were used to fund the cash portion of the merger consideration for Nuance’s acquisition of VoiceSignal to pay related fees and expenses and for general corporate purposes. The Incremental Credit Facility forms a part of the Existing Credit Agreement and is secured by the same assets of Nuance and its domestic subsidiaries as is provided for under the Existing Credit Agreement and related loan documents. The covenants, representations and warranties and events of default under the Existing Credit Facility remain unchanged.

The following tables show summary unaudited pro forma combined financial information as if Nuance, Dictaphone, Bluestar, VoiceSignal and Tegic had been combined as of October 1, 2005 for statement of operations purposes and as if Nuance, VoiceSignal and Tegic had been combined for balance sheet purposes as of June 30, 2007. Dictaphone and Bluestar are included in Nuance’s consolidated balance sheet as of June 30, 2007 and Dictaphone is included in Nuance’s consolidated statement of operations for the nine month period ended June 30, 2007, which were included in Nuance’s financial statements included herein.

The unaudited pro forma combined financial information of Nuance, Dictaphone, Bluestar, VoiceSignal and Tegic is based on estimates and assumptions, which have been made solely for purposes of developing such pro forma information. The estimated pro forma adjustments arising from the recently completed acquisition of BlueStar and the acquisition of VoiceSignal and Tegic are derived from the preliminary purchase price allocation.

The historical financial information of VoiceSignal and Tegic for the year ended December 31, 2006 and the nine months ended June 30, 2007 have been derived from the audited financial statements for December 31, 2006 and the unaudited financial statements for the nine months ended June 30, 2007 of the respective companies. The historical financial information of Bluestar for the year ended December 31, 2006 was derived from the audited financial statements for December 31, 2006. The historical financial information of Bluestar for the period from October 1, 2006 to March 26, 2007 (date of acquisition) was derived from unaudited information for the respective period. The historical financial information of Dictaphone has been derived from the unaudited financial information for the period from October 1, 2005 through March 31, 2006 (date of acquisition).

The pro forma combined financial statements do not include the historical or pro forma financial information for Mobile Voice Control, Inc. or BeVocal Inc., each of which were acquired by Nuance during Fiscal 2007. The financial statements for these acquired companies and pro forma financial information for the transactions are not included herein as the transactions were determined not to be “significant” in accordance with the calculations required by Rule 1-02(w) of Regulation S-X of the Securities Exchange Act of 1934, as amended.

The pro forma data are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if each transaction had been consummated as of October 1, 2005 for statements of operations purposes, or June 30, 2007, for balance sheet purposes, respectively, nor are the data necessarily indicative of future operating results or financial position.

NUANCE COMMUNICATIONS, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
As of June 30, 2007

				Tegic				VoiceSignal
	Historical	Debt		Historical	Pro Forma		Pro Forma	Historical	Pro Forma		Pro Forma
	Nuance(A)	Offering		Tegic(B)	Adjustments		Combined	VoiceSignal(C)	Adjustments		Combined
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$168,031	$241,350	(4)	$—	$(269,335	)(11A)	$140,046	$9,316	$1,643	(7A)	$151,005
Short term investments	7,846	—		—	—		7,846	—	—		7,846
Accounts receivable, net	131,741	—		8,560	—		140,301	5,338	—		145,639
Acquired unbilled accounts receivable	8,213	—		—	28,129	(11B)	36,342	—	16,500	(7B)	52,842
Inventories, net	8,391	—		—	—		8,391	—	—		8,391
Prepaid expenses and other current assets	15,233	—		294	(250	)(11D)	15,277	1,098	(174	)(7D)	16,201
Deferred tax assets	420	—		—	—		420	4,027	(4,027	)(7H)	420

Total current assets	339,875	241,350		8,854	(241,456)		348,623	19,779	13,942		382,344
Land, building and equipment, net	37,018	—		1,004	—		38,022	733	—		38,755
Goodwill	882,987	—		—	192,443	(11H)	1,075,430	—	228,289	(7I)	1,303,719
Other intangible assets, net	259,826	—		430	57,570	(11G)	317,826	1,789	59,711	(7G)	379,326
Other long-term assets	36,650	1,150	(3)	—	—		37,800	181	(4,033	)(7D)	33,948

Total assets	$1,556,356	$242,500		$10,288	$8,557		$1,817,701	$22,482	$297,909		$2,138,092

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and obligations under capital leases	$5,062	$—		$—	$—		5,062	$27	$2,250	(7J)	7,339
Accounts payable	42,490	—		—	—		42,490	1,272	—		43,762
Accrued expenses	66,757	—		10,612	(8,000	)(11F)	69,369	1,022	400	(7F)	70,791
Current portion of accrued business combination costs	13,402	—		—	—		13,402	—	—		13,402
Current portion of license obligation	—	—		—	—		—	1,032	—		1,032
Deferred maintenance revenue	67,301	—		—	—		67,301	—	—		67,301
Unearned revenue and customer deposits	31,563	—		6,005	10,228	(11E)	47,796	3,850	(3,850	)(7E)	47,796

Total current liabilities	226,575	—		16,617	2,228		245,420	7,203	(1,200)		251,423
Long-term debt and obligations under capital leases, net of current portion	436,461	242,500	(2)	—	—		678,961	—	222,750	(7J)	901,711
Accrued business combination costs, net of current portion	37,991	—		—	—		37,991	—	—		37,991
License obligation, net of current portion	—	—		—	—		—	786	—		786
Deferred revenue, net of current portion	11,286	—		500	(500	)(11E)	11,286	804	(804	)(7E)	11,286
Deferred tax liability	32,161	—		—	—		32,161	—	—		32,161
Other liabilities	62,267	—		—	—		62,267	—	—		62,267

Total liabilities	806,741	242,500		17,117	1,728		1,068,086	8,793	220,746		1,297,625
Redeemable convertible preferred stock — Series C and Series D	—	—		—	—		—	33,184	(33,184	)(7C)	—
Commitments and contingencies
Stockholders’ equity (deficit):
Preferred stock	4,631	—		—	—		4,631	7	(7	)(7C)	4,631
Common stock	188	—		—	—		188	17	(11	)(7C)	194
Additional paid-in capital	954,265	—		—	—		954,265	2,035	88,811	(7C)	1,045,111
Treasury stock, at cost	(14,694)	—		—	—		(14,694)	—	—		(14,694)
Accumulated other comprehensive income (loss)	5,950	—		—	—		5,950	(19)	19	(7C)	5,950
Accumulated deficit	(200,725)	—		(6,829)	6,829	(11C)	(200,725)	(21,535)	21,535	(7C)	(200,725)

Total stockholders’ equity (deficit)	749,615	—		(6,829)	6,829		749,615	(19,495)	110,347		840,467

Total liabilities and stockholders’ equity	$1,556,356	$242,500		$10,288	$8,557		$1,817,701	$22,482	$297,909		$2,138,092

(A)	As reported in Nuance’s unaudited balance sheet included in its Quarterly Report on Form 10-Q as of June 30, 2007, as filed with the SEC.

(B)	As derived from Tegic’s unaudited financial information as of June 30, 2007.

(C)	As derived from VoiceSignal’s unaudited financial information as of June 30, 2007.

See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

NUANCE COMMUNICATIONS, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Twelve Months Ended September 30, 2006

					Bluestar					Tegic				VoiceSignal
					Historical					Historical				Historical
		Historical			Bluestar					Tegic				VoiceSignal
	Historical	Dictaphone			for the					for the				for the
	Nuance for the	for the Six			Twelve Months					Twelve Months				Twelve Months
	Twelve Months Ended	Months Ended			Ended					Ended				Ended
	September 30,	March 31,	Pro Forma		December 31,	Pro Forma		Debt		December 31,	Pro Forma		Pro Forma	December 31,	Pro Forma		Pro Forma
	2006(A)	2006(B)	Adjustments		2006(C)	Adjustments		Offering		2006(D)	Adjustments		Combined	2006(E)	Adjustments		Combined
	(In thousands, except per share amounts)

Product and licensing	$235,825	$35,479	$(175	)(15)	$—	$—		$—		$79,252	$(1,150	)(10)	$349,231	$21,519	$—		$370,750
Professional services, subscription and hosting	81,320	8,013	—		18,818	(2,535	)(12)	—		—	(135	)(10)	105,481	3,082	—		108,563
Maintenance and support	71,365	38,513	—		—	—		—		—	(242	)(10)	109,636	—	—		109,636

Total revenue	388,510	82,005	(175)		18,818	(2,535)		—		79,252	(1,527)		564,348	24,601	—		588,949

Costs and expenses:
Cost of product and licensing	31,394	22,187	(175	)(15)	—	—		—		4,151	(2,599	)(10)	54,958	—	—		54,958
Cost of professional services, subscription and hosting	59,015	8,480	—		9,947	(2,535	)(12)	—		—	—		74,907	1,351	—		76,258
Cost of maintenance and support	17,723	8,490	—		—	—		—		—	—		26,213	—	—		26,213
Cost of revenue from amortization of intangible assets	12,911	1,570	83	(16)	—	379	(13)	—		925	875	(8)	16,743	474	1,386	(5)	18,603

Total cost of revenue	121,043	40,727	(92)		9,947	(2,156)		—		5,076	(1,724)		172,821	1,825	1,386		176,032

Gross Margin	267,467	41,278	(83)		8,871	(379)		—		74,176	197		391,527	22,776	(1,386)		412,917

Operating expenses:
Research and development	59,403	4,056	—		—	—		—		7,495	—		70,954	6,001	—		76,955
Sales and marketing	128,412	17,700	—		577	—		—		5,220	—		151,909	4,214	—		156,123
General and administrative	55,343	16,371	—		3,127	—		—		13,946	—		88,787	5,356	—		94,143
Amortization of other intangible assets	17,172	2,029	3,610	(16)	—	2,098	(13)	—		48	11,016	(8)	35,973	—	6,457	(5)	42,430
Merger expense	—	22,379	—		—	—		—		—	—		22,379	—	—		22,379
Cost of and loss related to sale of divisions	—	2,367	—		—	—		—		—	—		2,367	—	—		2,367
Restructuring and other charges (credits), net	(1,233)	—	—		—	—		—		49	—		(1,184)	—	—		(1,184)

Total operating expenses	259,097	64,902	3,610		3,704	2,098		—		26,758	11,016		371,185	15,571	6,457		393,213

Income (loss) from operations	8,370	(23,624)	(3,693)		5,167	(2,477)		—		47,418	(10,819)		20,342	7,205	(7,843)		19,704
Other income (expense):
Interest income	3,305	447	—		—	—		—		—	(1,399	)(9)	2,353	144	—		2,497
Interest expense	(17,614)	(180)	(13,768	)(17)	(171)	(5,241	)(14)	(8,111	)(1)	—	—		(45,085)	(154)	(19,251	)(6)	(64,490)
Other (expense) income, net	(1,132)	171	—		(586)	—		—		—	—		(1,547)	—	—		(1,547)

Income (loss) before income taxes	(7,071)	(23,186)	(17,461)		4,410	(7,718)		(8,111)		47,418	(12,218)		(23,937)	7,195	(27,094)		(43,836)
Provision for (benefit from) income taxes	15,144	453	—		726	—		—		—	—		16,323	(187)	—		16,136

Income (loss) before cumulative effect of accounting change	(22,215)	(23,639)	(17,461)		3,684	(7,718)		(8,111)		47,418	(12,218)		(40,260)	7,382	(27,094)		(59,972)
Cumulative effect of accounting change	(672)	—	—		—	—		—		—	—		(672)	—	—		(672)

Net income (loss)	$(22,887)	$(23,639)	$(17,461)		$3,684	$(7,718)		$(8,111)		$47,418	$(12,218)		$(40,932)	$7,382	$(27,094)		$(60,644)

Basic and diluted earnings per share
Loss before cumulative effect of accounting change	$(0.13)												$(0.25)				$(0.35)
Cumulative effect of accounting change	$(0.01)												$(0.01)				$(0.01)

Net loss per share	$(0.14)												$(0.26)				$(0.36)

Weighted average common shares outstanding:
Basic and diluted	163,873												163,873		5,837	(7C)	169,710

(A)	As reported in Nuance’s annual report on Form 10-K, as filed with the SEC.

(B)	Derived from Dictaphone’s unaudited financial information for the period from October 1, 2005 through March 31, 2006 (date of acquisition).

(C)	As reported in Bluestar’s audited financial statements for the twelve months ended December 31, 2006.

(D)	As reported in Tegic’s audited financial statements for the twelve months ended December 31, 2006.

(E)	As reported in VoiceSignal’s audited financial statements for the twelve months ended December 31, 2006.

See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

NUANCE COMMUNICATIONS, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Nine Months Ended June 30, 2007

		Bluestar									VoiceSignal
		Historical					Tegic				Historical
	Historical	Bluestar for					Historical				VoiceSignal
	Nuance For	the period from					Tegic for				for the
	the Nine Months	October 1,					the Nine Months				Nine Months
	Ended	2006 to					Ended				Ended
	June 30,	March 26,	Pro Forma		Debt		June 30,	Pro Forma		Pro Forma	June 30,	Pro Forma		Pro Forma
	2007 (A)	2007 (B)	Adjustments		Offering		2007 (C)	Adjustments		Combined	2007 (D)	Adjustments		Combined
	(In thousands, except per share amounts)

Product and licensing	$220,931	$—	$—		$—		$49,880	$—		$270,811	$18,183	$—		$288,994
Professional services, subscription and hosting	110,078	10,563	(1,161	)(12)	—		—	—		119,480	2,006	—		121,486
Maintenance and support	91,113	—	—		—		—	—		91,113	—	—		91,113

Total revenue	422,122	10,563	(1,161)		—		49,880	—		481,404	20,189	—		501,593

Costs and expenses:
Cost of product and licensing	31,734	—	—		—		2,907	(1,906	)(10)	32,735	—	—		32,735
Cost of professional services, subscription and hosting	75,458	6,611	(1,161	)(12)	—		—	—		80,908	935	—		81,843
Cost of maintenance and support	20,512	—	—		—		—	—		20,512	—	—		20,512
Cost of revenue from amortization of intangible assets	9,209	—	184	(13)	—		492	858	(8)	10,743	376	1,019	(5)	12,138

Total cost of revenue	136,913	6,611	(977)		—		3,399	(1,048)		144,898	1,311	1,019		147,228

Gross Margin	285,209	3,952	(184)		—		46,481	1,048		336,506	18,878	(1,019)		354,365

Operating expenses:
Research and development	53,748	—	—		—		7,972	—		61,720	4,888	—		66,608
Sales and marketing	132,454	381	—		—		5,861	—		138,696	3,594	—		142,290
General and administrative	52,630	2,037	—		—		10,166	—		64,833	3,714	—		68,547
Amortization of other intangible assets	16,613	—	1,468	(13)	—		36	7,075	(8)	25,192	—	13,619	(5)	38,811
Merger expense	—	—	—		—		—	—		—	—	—		—
Cost of and loss related to sale of divisions	—	—	—		—		—	—		—	—	—		—
Restructuring and other charges (credits), net	(54)	—	—		—		—	—		(54)	—	—		(54)

Total operating expenses	255,391	2,418	1,468		—		24,035	7,075		290,387	12,196	13,619		316,202

Income (loss) from operations	29,818	1,534	(1,652)		—		22,446	(6,027)		46,119	6,682	(14,638)		38,163
Other income (expense):
Interest income	4,100	—	—		—		—	(1,049	)(9)	3,051	46	—		3,097
Interest expense	(24,301)	(90)	(2,621	)(14)	(6,083	)(1)	—	—		(33,095)	—	(14,438	)(6)	(47,533)
Other (expense) income, net	(476)	74	—		—		—	—		(402)	—	—		(402)

Income (loss) before income taxes	9,141	1,518	(4,273)		(6,083)		22,446	(7,076)		15,673	6,728	(29,076)		(6,675)
Provision for (benefit from) income taxes	19,740	278	—		—		—	—		20,018	(366)	—		19,652

Net income (loss)	$(10,599)	$1,240	$(4,273)		$(6,083)		$22,446	$(7,076)		$(4,345)	$7,094	$(29,076)		$(26,327)

Basic and diluted earnings per share
Net loss per share	$(0.06)									$(0.03)				$(0.15)

Weighted average common shares outstanding:
Basic and diluted	173,786									173,786		5,837	(7C)	179,623

(A)	As reported in Nuance’s Quarterly Report on Form 10-Q, as filed with the SEC.

(B)	As derived from Bluestar’s unaudited financial information for the period from October 1, 2006 to March 26, 2007.

(C)	As derived from Tegic’s unaudited financial information for the nine months ended June 30, 2007.

(D)	As derived from VoiceSignal’s unaudited financial information for the nine months ended June 30, 2007.

See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

Summaries of the preliminary purchase price allocation as of June 30, 2007 for the acquisitions of VoiceSignal and Tegic are as follows (in thousands):

	VoiceSignal	Tegic

Estimated Purchase Consideration
Cash	$210,000	$265,000
Stock	90,852	—
Transaction Costs	17,345	4,335

Total Estimated Purchase Consideration	$318,197	$269,335

Preliminary Allocation of Purchase Consideration
Current Assets	$32,078	$36,733
Property & Equipment	733	1,004
Other Assets	136	—
Identifiable Intangible Assets	61,500	58,000
Goodwill	228,289	192,443

Total Assets Acquired	322,736	288,180

Current Liabilities	(3,753)	(18,845)
Long-Term Liabilities	(786)	—

Total Liabilities Assumed	(4,539)	(18,845)

	$318,197	$269,335

Current assets acquired from VoiceSignal primarily relate to cash, accounts receivable and acquired unbilled accounts receivable. Current liabilities assumed primarily relate to payables to employees and accounts payable, as well as current obligations under license arrangements. Long term liabilities assumed consist primarily of non-current obligations under license arrangements. Current assets acquired from Tegic primarily relate to accounts receivable and acquired unbilled accounts receivable. Current liabilities assumed primarily relate to accrued expenses and deferred revenue.

The acquisitions of VoiceSignal and Tegic by Nuance are expected to give rise to the consolidation and elimination of certain VoiceSignal, Tegic, and Nuance personnel. The pro forma adjustments do not include any amounts which may be recorded in accordance with EITF 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination (“EITF 95-3”) as Nuance does not expect that final integration plans will be established until immediately after the closing of transaction. However, Nuance, along with its financial advisors Lehman Brothers and UBS, has prepared a preliminary analyses of restructuring activities. Nuance expects full year operating synergies of approximately $8.0 million to $10.0 million resulting from the restructuring activities for each of the acquisitions, which have not been reflected in the pro forma adjustments.

Nuance believes that certain restructuring actions are an integral component of the acquisition plans to enable the benefits of the combined companies to be optimized and the benefits of the acquisitions to be realized. Nuance expects to complete these restructuring efforts within one year of the closings.

Nuance believes the $61.5 million of value ascribed to VoiceSignal’s identifiable intangible assets will be allocated to completed and core technology, and customer relationships. Nuance believes the $58.0 million of value ascribed to Tegic’s identifiable intangible assets will be allocated to completed and core technology, customer relationships, and trademarks.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The amounts preliminarily assigned to VoiceSignal’s and Tegic’s identifiable intangible assets acquired are based on their respective fair values determined as of the acquisition dates. The excess of the purchase price over the tangible and identifiable assets will be recorded as goodwill and amounts to approximately $228.3 million and $192.4 million for VoiceSignal and Tegic, respectively. In accordance with current accounting standards, the goodwill is not being amortized and will be tested for impairment as required by SFAS No. 142.

The pro forma data are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if each transaction had been consummated as of October 1, 2005 for the income statements or as of June 30, 2007 for the balance sheet, nor are the data necessarily indicative of future operating results or financial position. Certain of Tegic’s expenses and income, such as AOL corporate overhead, interest income, interest expense, and income taxes, are not included in Tegic’s statements of revenues and direct expenses, as they are not directly associated with the operations of Tegic and were recorded by the parent Company, AOL. Management has determined that the corporate overhead recorded by the parent Company, AOL, will not be incremental to the financial statements as it will be recorded by Nuance. See below pro forma adjustments eight through eleven for details.

Pro forma adjustments reflect only those adjustments which are factually determinable and do not include the impact of contingencies which will not be known until the resolution of the contingency. The allocation of the purchase price relating to these acquisitions is preliminary, pending the finalization of Nuance’s review of certain of the accounts and the finalization of the appraisal of identifiable intangible assets.

Debt Offering

(1) Adjustment to record interest expense of $8,111,000 and $6,083,000 for the year ended September 30, 2006 and the nine months ended June 30, 2007, respectively, related to the convertible debt issued based on an annual interest rate of 2.75% including amortization of debt issuance costs and debt discount. A change of 0.25% in the interest rate would result in an annualized change of $625,000 in interest expense.

(2) Adjustment to record $250,000,000 of convertible debt, net of debt discount of $7,500,000, with an annual interest rate of 2.75%. The debt discount will be amortized over seven years which represents the contractual term of the first redemption period.

(3) Adjustment to record $1,150,000 for debt issuance costs paid related to the convertible debt issuance. The debt issuance cost will be amortized over seven years which represents the contractual term of the first redemption period.

(4) Adjustment to record net cash proceeds of $241,350,000 received as a result of the debt offering.

VoiceSignal

(5) Adjustment to record amortization expense of $8,317,000 and $15,014,000 for the identifiable intangible assets, partially offset by an adjustment to eliminate amortization expense of $474,000 and $376,000 related to historical intangible assets of VoiceSignal for the twelve months ended September 30, 2006 and the nine months ended June 30, 2007, respectively, as if the acquisition had occurred on October 1, 2005. The allocation of the purchase price to tangible and identifiable intangible assets acquired and liabilities assumed is preliminary pending collection of data to evaluate estimates of future revenues and earnings to determine a discounted cash flow valuation of certain intangibles that meet the separate recognition criteria of SFAS No. 141. Nuance’s preliminary assessment is that the weighted average useful life of the acquired identifiable intangible assets will be approximately 5.4 years. The acquired identifiable intangible assets will be amortized over a term consistent with their economic life. Core and completed technologies will be amortized to cost of revenue using the straight line method. Customer relationships will be amortized to operating expense over a term consistent with the related cash flow streams.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS — (Continued)

An increase in the amount of identifiable intangible assets or a change in the allocation between the acquired identifiable intangible assets and goodwill for the VoiceSignal acquisition of $1,000,000 would result in a change in pro forma amortization expense of approximately $135,000 and $244,000 for the twelve months ended September 30, 2006 and the nine months ended June 30, 2007, respectively. An increase in the weighted average useful life of the acquired identifiable intangible assets of one year would result in a decrease in pro forma amortization expense of approximately $1,785,000 and $1,339,000 for the twelve months ended September 30, 2006 and the nine months ended June 30, 2007, respectively. A decrease in the weighted average useful life of the acquired identifiable intangible assets of one year would result in an increase in pro forma amortization expense of approximately $2,599,000 and $1,949,000 for the twelve months ended September 30, 2006 and the nine months ended June 30, 2007, respectively.

(6) Adjustment to record interest expense of $19,251,000 and $14,438,000 for the year ended September 30, 2006 and the nine months ended June 30, 2007, respectively, associated with the $225 million term loan issued in connection with the VoiceSignal acquisition based on an interest rate of 7.84%, including amortization of debt issuance costs and an associated increase of 0.25% on Nuance’s pre-existing loan balance. A change of 0.25% in the interest rate would result in an annualized change of $563,000 in interest expense.

(7) Adjustments to record the fair value of the assets acquired and the liabilities assumed of VoiceSignal, subject to adjustment pending the completion of a post-closing review of the purchased assets. Adjustments assume the acquisition was consummated as of June 30, 2007 and include the following:

(A) Adjustment to record $225,000,000 of cash received from issuance of Term Loan net of $210,000,000 of cash paid to acquire VoiceSignal, $2,812,000 of debt issuance costs paid, which will be amortized over the contractual term of the Term Loan of 5.5 years, and $10,545,000 for transaction fees paid, which include legal, accounting and tax fees, investment bankers’ fees, intellectual property filing fees and due diligence fees incurred by Nuance. These transaction fees and $6,800,000 of previously capitalized legal fees are included in the total estimated purchase consideration.

(B) Adjustment to record acquired unbilled accounts receivables totaling $16,500,000. The adjustment represents guaranteed contractual payments on technology previously delivered by VoiceSignal that are not yet billable per the contracts.

(C) Adjustment to VoiceSignal historical data made to eliminate $19,495,000 of stockholders’ deficit and $33,184,000 of redeemable convertible preferred stock.

     Adjustment to record common stock of $6,000 and Additional Paid in Capital of $90,846,000 related to the estimated issuance of 5,836,576 shares of Nuance common stock at a value of $15.57. Shares of Nuance common stock issued in the acquisition were valued in accordance with Emerging Issues Task Force (EITF) Issue 99-12; Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination. Accordingly, the share price was based upon the five day average of the adjusted closing price of Nuance stock, two days prior to the announcement and the three days subsequent (including the day of announcement).

(D) Adjustment to eliminate $174,000 and $45,000 of prepaid and other long term assets, respectively that existed as of June 30, 2007. Adjustment to reflect $2,812,000 of debt issuance costs related to the Term Loan issued in connection with the VoiceSignal acquisition.

     Adjustment to reclassify approximately $6,800,000 of previously capitalized legal fees by Nuance to an intangible asset in connection with the settlement of a preexisting relationship; in accordance with Emerging Issues Task Force (EITF) 04-01, “Accounting for Preexisting Relationships between Parties to a Business Combination.” The Company reviewed its previously capitalized legal fees and determined that there was no gain or loss on the settlement of the preexisting relationship and that the fees were incremental consideration and are reflected as part of the transaction costs. The Company has preliminarily determined that this intangible asset has an indefinite life and has been included in goodwill. If upon final determination the Company concludes that a portion of this asset has a finite life

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS — (Continued)

the asset would need to be amortized over the remaining economic life of the intangible asset, approximately six years. Assuming the entire amount is recorded as an intangible asset with a weighted average useful life of six years, the pro forma amortization expense would increase by $1,133,000 and $850,000 for the twelve months ended September 30, 2006 and the nine months ended June 30, 2007, respectively.

(E) Adjustment to eliminate $3,850,000 and $804,000 of current and long term deferred revenues, respectively that existed as of June 30, 2007. The adjustment is preliminary and is subject to a detailed review of VoiceSignal’s deferred revenues. The final adjustments will be based on the guidance provided in EITF No. 01-03, Accounting in a Purchase Business Combination for Deferred Revenue of an Acquiree.

(F) Adjustment to record $400,000 of payments due related to employee benefit programs.

(G) Adjustment to record the fair value of intangible assets acquired totaling $61,500,000, partially offset by an adjustment to eliminate $1,789,000 of historical intangible assets that existed as of June 30, 2007.

(H) Adjustment to record valuation allowance of $4,027,000 related to deferred tax assets of VoiceSignal.

(I) Adjustment to record goodwill of $228,289,000 (assuming for the purpose of these pro forma financial statements that the acquisition has been consummated on June 30, 2007) as a result of the purchase consideration in excess of the fair value of assets acquired and liabilities assumed.

(J) Adjustment to record the $225,000,000 Term Loan issued in connection with the VoiceSignal acquisition including $2,812,000 of debt issuance costs and an annual interest rate of 7.84%.

Tegic

(8) Adjustment to record amortization expense of $12,864,000 and $8,461,000 for the identifiable intangible assets, partially offset by an adjustment to eliminate amortization expense of $973,000 and $528,000 related to historical intangible assets of Tegic for the twelve months ended September 30, 2006 and the nine months ended June 30, 2007, respectively, as if the acquisition had occurred on October 1, 2005. The allocation of the purchase price to tangible and identifiable intangible assets acquired and liabilities assumed is preliminary pending collection of data to evaluate estimates of future revenues and earnings to determine a discounted cash flow valuation of certain intangibles that meet the separate recognition criteria of SFAS No. 141. Nuance’s preliminary assessment is that the weighted average useful life of the acquired identifiable intangible assets will be approximately 6.6 years. The acquired identifiable intangible assets will be amortized over a term consistent with their economic life. Core and completed technologies will be amortized to cost of revenue using the straight line method. Customer relationships will be amortized to operating expense over a term consistent with the related cash flow streams.

An increase in the amount of identifiable intangible assets or a change in the allocation between the acquired identifiable intangible assets and goodwill for the Tegic acquisition of $1,000,000 would result in a change in pro forma amortization expense of approximately $222,000 and $146,000 for the twelve months ended September 30, 2006 and the nine months ended June 30, 2007, respectively. An increase in the weighted average useful life of the acquired identifiable intangible assets of one year would result in a decrease in pro forma amortization expense of approximately $1,166,000 and $874,000 for the twelve months ended September 30, 2006 and the nine months ended June 30, 2007, respectively. A decrease in the weighted average useful life of the acquired identifiable intangible assets of one year would result in an increase in pro forma amortization expense of approximately $1,585,000 and $1,188,000 for the twelve months ended September 30, 2006 and the nine months ended June 30, 2007, respectively.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS — (Continued)

(9) Adjustment to reduce interest income by $1,399,000 and $1,049,000 for the twelve months ended September 30, 2006 and the nine months ended June 30, 2007, respectively, which represents additional cash outlay in excess of debt proceeds to acquire Tegic (see pro forma adjustment (4) and (11A)), assuming an interest rate of 5%. A change of 1.0% in the interest rate would result in an annualized change of $280,000 in interest income.

(10) Adjustment to eliminate Nuance revenue in connection with intercompany transaction with Tegic of $1,527,000 for the year ended September 30, 2006.

Adjustment to eliminate Tegic expense in connection with intercompany transaction with Nuance of $2,599,000 and $1,906,000 for the year ended September 30, 2006 and nine months ended June 30, 2007, respectively.

(11) Adjustments to record the fair value of the assets acquired and the liabilities assumed, subject to adjustment pending the completion of a post-closing review of the purchased assets. Adjustments assume the acquisition was consummated as of June 30, 2007 and include the following:

(A) Adjustment to record $265,000,000 cash paid to acquire Tegic. Adjustment to record $4,335,000 for transaction fees paid, which include legal, accounting and tax fees, investment bankers’ fees, intellectual property filing fees and due diligence fees incurred by Nuance. These transaction fees are included in the total estimated purchase consideration.

(B) Adjustment to record acquired unbilled accounts receivables totaling $28,129,000. The adjustment represents guaranteed contractual payments on technology previously delivered by Tegic that are not yet billable per the contracts.

(C) Adjustment to Tegic historical data made to eliminate $6,829,000 of stockholders’ deficit.

(D) Adjustment to eliminate $250,000 of prepaid and other current assets that existed as of June 30, 2007.

(E) Adjustment to record $10,228,000 of current deferred revenue and eliminate $500,000 of long term deferred revenues as of June 30, 2007. The adjustment is preliminary and is subject to a detailed review of Tegic deferred revenues. The final adjustments will be based on the guidance provided in EITF No. 01-03, Accounting in a Purchase Business Combination for Deferred Revenue of an Acquiree.

(F) Adjustment to eliminate $8,000,000 accrued litigation reserve established by Tegic relating to on going UT litigation. The Company will be indemnified by AOL under the terms of the Defense, Hold Harmless and Indemnification Agreement (the “Indemnification Agreement”). AOL has agreed to indemnify the Company against any amounts payable under Tegic’s indemnification obligation to Tegic’s customers related to certain intellectual property litigation filed against certain of Tegic’s customers prior to closing of the transaction.

(G) Adjustment to record the fair value of intangible assets acquired totaling $58,000,000, partially offset by an adjustment to eliminate $430,000 of historical intangible assets that existed as of June 30, 2007.

(H) Adjustment to record goodwill of $192,443,000 (assuming for the purpose of these pro forma financial statements that the acquisition has been consummated on June 30, 2007) as a result of the purchase consideration in excess of the fair value of assets acquired and liabilities assumed.

Bluestar

(12) Adjustment to eliminate intercompany professional services, subscription and hosting revenue and cost of professional services, subscription and hosting revenue totaling $2,535,000 and $1,161,000 for the year ended September 30, 2006 and the nine months ended June 30, 2007, respectively.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS — (Continued)

(13) Adjustment to record amortization expense of $2,477,000 and $1,652,000 for the identifiable intangible assets acquisition for the twelve months ended September 30, 2006 and the nine months ended June 30, 2007, respectively, as if the acquisition had occurred on October 1, 2005. Core and completed technology are amortized to cost of revenue on a straight-line basis while customer relationships and non-compete agreements are amortized to operating expenses over a term consistent with the related cash flow streams.

(14) Adjustment to record interest expense of $5,241,000 and $2,621,000 for the twelve months ended September 30, 2006 and the nine months ended June 30, 2007, respectively, associated with the debt assumed in connection with the Bluestar acquisition based on an interest rate of 7.3%. Interest expense for the period subsequent to the Bluestar acquisition, March 26, 2007 through June 30, 2007, is included in Nuance’s historical financial statements for the nine months ended June 30, 2007. A change of 0.25% in the interest rate would result in an annualized change of $140,000 in interest expense.

Dictaphone and the Credit Facility

(15) Adjustment to eliminate intercompany product license revenue and cost of product license revenue totaling $175,000 for the six months ended March 31, 2006.

(16) Adjustment to record amortization expense of $7,292,000 for the identifiable intangible assets, partially offset by an adjustment to eliminate amortization expense of $3,599,000 related to intangible assets of Dictaphone which existed prior to the acquisition for the year ended September 30, 2006 as if the acquisition had occurred on October 1, 2005.

(17) Adjustment to record interest expense of $13,768,000 for the year ended September 30, 2006 and related to funds borrowed under the 2006 Credit Facility entered into in March 2006. This expense assumes an interest rate of 7.0% and also includes the amortization of the $9.0 million of debt issuance costs. The rate as of March 31, 2006 was 6.83%, a change of 0.25% in the interest rate would result in an annualized change of $888,000 in interest expense.